                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                         FRONTIER FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                 P. O. BOX 2215
                            EVERETT, WASHINGTON 98203


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 MARCH 15, 1996


TO THE SHAREHOLDERS OF FRONTIER FINANCIAL CORPORATION:

The 1996 annual meeting of shareholders of Frontier Financial Corporation will be held at Everett Golf & Country Club, 1500 52nd Street, Everett, Washington on Tuesday, April 16, 1996, at 7:30 p.m. for the following purpose:

     (1) To elect thirteen (13) directors to serve until the next annual meeting of shareholders, and until their successors have been elected and shall have qualified.

     (2)   To act on such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on March 12, 1996, and certain beneficial owners, shall be entitled to notice of and to vote at the meeting and/or any adjournment thereof.

Whether or not you plan to attend the meeting, you may vote by completing, signing, dating, and promptly returning the accompanying proxy in the attached postage-paid envelope. Your proxy may be revoked at any time prior to the time it is voted.

                                         By Order of the Board of Directors


                                         /s/  JAMES F. FELICETTY
                                         ----------------------------------
                                         James F. Felicetty,
                                         Secretary

Everett, Washington
March 15, 1996

PLACE AND TIME OF
ANNUAL MEETING:                          Everett Golf & Country Club
                                         1500 52nd Street
                                         Everett, Washington
                                         April 16, 1996, 7:30 p.m.

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                  P.O. BOX 2215
                            EVERETT, WASHINGTON 98203

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by The Board of Directors of Frontier Financial Corporation ("the Corporation"). The proxy is to be voted at the annual meeting of the shareholders of the Corporation on Tuesday, April 16, 1996, at 7:30 p.m. at the Everett Golf and Country Club, 1500 52nd Street, Everett, Washington, and any adjournment thereof. If the enclosed proxy is properly completed in the appropriate spaces, signed, dated, and returned, it will be voted as specified in the proxy. If no specification is made on the proxy, it will be voted at the discretion of the proxy holders in accordance with the recommendations of management on all matters as may properly come before the meeting or any adjournment thereof. A shareholder granting the enclosed proxy may revoke it prior to its exercise by voting at the meeting in person, or by giving written notice of their revocation of the proxy to the Corporation's Secretary at the address shown on the Notice of Meeting.

All costs of the solicitation of the proxies will be borne by the Corporation. These proxy materials, together with the 1995 Annual Report to Shareholders, were first mailed to shareholders of record on or about the 15th day of March 1996.

                             PURPOSE OF THE MEETING

At the annual meeting, shareholders will be asked:

     (1) To elect thirteen (13) directors to serve until the next annual meeting of shareholders, and until their successors have been elected and shall have qualified.

     (2)   To act on such other matters as may properly come before the meeting.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

As of March 1, 1996, the Corporation had 6,326,260 shares of Common Stock ("stock") outstanding, which represent the only class of stock of the Corporation, and the only class of securities entitled to vote at the annual meeting. However, as a result of a 7% the stock dividend payable March 18, 1996 to shareholders of record as of January 17, 1996, there will be approximately 6,769,098 shares entitled to vote at the meeting. Each share of stock is entitled to one (1) vote. A majority of the outstanding stock of the Corporation represented at the meeting in person or by proxy shall constitute the quorum of shareholders necessary to transact business.

Only shareholders of record at the close of business on March 12, 1996, and certain beneficial owners will be entitled to notice of and to vote in person or by proxy at the meeting and/or any adjournment thereof.

                              ELECTION OF DIRECTORS

The Board of Directors of the Corporation, in accordance with the Corporation's bylaws, has fixed the number of directors to be elected at the annual meeting at thirteen (13). Management and the Board recommend the election of the nominees listed below to serve until the next annual meeting and until their successors shall have been elected and qualified.

In the event any nominee should not continue to be available for election, the discretionary authority provided in the proxy will be exercised to vote for the remainder of those nominated or for such other person or persons as may be designated by the Board. The Board is not presently aware of any circumstances that would render any nominee unavailable for election to serve as a director.

All of the nominees named below are members of the present Board of Directors of the Corporation. All nominees have been engaged in the described principal occupation during the past five (5) years.

It is the intention of the person named in the proxy to vote FOR the election of the following nominees:

                                  YEAR FIRST     PRINCIPAL OCCUPATION AND
                                  BECAME A       CERTAIN OTHER
NAME                    AGE       DIRECTOR       DIRECTORSHIPS
----                    ---       ----------     ------------------------
Robert J. Dickson       62        1978           President and Chief
                                                 Executive Officer, the
                                                 Corporation and Frontier
                                                 Bank

David A. Dujardin       64        1978           President, Dujardin
                                                 Custom Homes

Edward D. Hansen        56        1978           Mayor of Everett,
                                                 President, Golf N.W.

William H. Lucas        67        1978           Chiropractor

James H. Mulligan       64        1989           Owner, Emerald
                                                 Development Co.

Alwyn L. Nelson         63        1992           Retired vice-chairman
                                                 Seafirst Bank

Edward J. Novack        68        1978           Partner, Novack &
                                                 Novack, Law Firm

J. Donald Regan         70        1983           Chairman, Arlington
                                                 Advisory Committee

Roger L. Rice           73        1978           Dentist


Roy A. Robinson         68        1978           President, Roy Robinson
                                                 Chevrolet

William J. Robinson     52        1978           Partner, Robinson
                                                 Properties and Investments

Edward C. Rubatino      65        1978           President, Rubatino Refuse
                                                 Removal, Inc.

Arthur W. Skotdal       53        1978           President, Skotdal
                                                 Enterprises, Inc.

The affirmative vote of the majority of the shares of the Corporation's outstanding stock shall be necessary in order for a nominee to be elected a director of the Corporation. The vote is counted as one vote for each outstanding share. Cumulative voting for directors is not permitted. Abstentions from voting have the same effect as a no vote.

The Corporation's Board of Directors, once elected by the shareholders, will appoint members of the Board of Directors of Frontier Bank and FFP, Inc. The present Board of Directors of the Corporation has recommended that the above individuals be appointed Directors of Frontier Bank and FFP, Inc.

                       DIRECTOR'S MEETINGS AND COMMITTEES

The Board of Directors of the Corporation held seven formal meetings in 1995. However, since the Boards of the Bank and the Corporation are the same, the directors at each Board meeting of the Bank, of which 12 were held in 1995, review the financial records of the Corporation. The Bank's Board of Directors have established certain standing committees, including the Audit Committee, and Personnel Committee.

Audit Committee: The main function performed by the Audit Committee included making or causing to be made suitable audits of the Corporation and its subsidiaries; review with the independent public accountants, the plan, scope, and results of the audit engagement; review of the Federal Deposit Insurance Corporation and State examination reports, and reviewing the adequacy of internal accounting systems and controls. The results of the audits and recommendations are reported to the full Boards of Directors of the Corporation and the Bank. The membership of the Audit Committee during 1995 was Edward Rubatino, Dave Dujardin, Don Regan, Roger Rice, Al Nelson, and Edward Novack. The Committee held seven meetings in 1995.

Personnel Committee: The functions of the Personnel Committee include establishment of policies with respect to the compensation of officers and employees of the Corporation and its subsidiaries. During 1995, the members of the Personnel Committee were Robert Dickson, Edward Hansen, William Lucas, Roy Robinson, Edward Novack and Jim Mulligan. The Committee held one meeting in 1995.

No Nominating Committee has been established.

                    STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

The beneficial ownership by officers and directors of the Corporation's Stock, and the percentage of such ownership to the total amount of the Corporation's Stock outstanding as of December 31, 1995, is set forth in the following table.

                                                             Percentage of
Name of                         Number of Common Shares      Outstanding
Beneficial Owner                Beneficially Owned (1)       Stock
--------------------            -----------------------      -------------
Incumbent Directors:

Robert J. Dickson                      293,530(2)                 4.61%
David A. Dujardin                       17,210                    0.27%
Edward D. Hansen                       104,166                    1.64%
William H. Lucas                        49,280                    0.77%
James H. Mulligan                       67,325                    1.06%
Alwyn L. Nelson                          3,750                    0.06%
Edward J. Novack                       104,863                    1.65%
J. Donald Regan                         85,710                    1.35%
Roger L. Rice                           83,544                    1.31%
Roy A. Robinson                         94,969                    1.49%
William J. Robinson                    115,378                    1.81%
Edward C. Rubatino                     102,588                    1.61%
Arthur W. Skotdal                      111,076                    1.74%

All directors and officers
as a group (20 in number)(3)         1,305,217                    20.5%

As of March 1, 1996, there was no individual or entity known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of its stock.

                               EXECUTIVE OFFICERS

The following table shows the name of each executive officer of the Corporation, his age, and the offices he holds with the Corporation, and Frontier Bank. All offices are held at the pleasure of the Board of Directors.

--------------------
(1) Includes shares, if any, held by spouse, held by or for the benefit of the director or one or more members of the immediate family.

(2) Includes 15,503 shares to which Mr. Dickson has the right to acquire by virtue of options granted pursuant to the Corporation's Stock Option Plan.

(3) Includes 27,644 shares to which persons in the group (corporate officers, Chief Operating Officer, and Functional Managers of the Bank) have the right to acquire by virtue of options granted pursuant to the Corporation's Stock Option Plan.

Name and Age                     Office and Year Assumed Office
------------                     ------------------------------

Robert J. Dickson, 62            President and Chief Executive Officer of the
                                 Corporation (1983) and of Frontier Bank (1978).

F. Earl Carey, 62                Vice President of the Corporation (1985) and
                                 Senior Vice President of Frontier Bank (1986).

James F. Felicetty, 52           Secretary/Treasurer of the Corporation (1983).

                       COMPENSATION OF EXECUTIVE OFFICERS

The following tables and related notes set forth the cash and noncash compensation paid during the fiscal year ended December 31, 1995 by the Corporation to the most highly compensated executive officers of the Corporation whose cash compensation exceeded $100,000.

                                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------
                                          Annual Compensation                   Long-Term Compensation
                                   -----------------------------------------------------------------
                                                                             Awards          Payouts
                                                                   -------------------------------
                                                          Other
  Name and Principal                                     Annual    Restricted
       Position                                          Compen-     Stock      Options/     LTIP    All Other
                          Year     Salary       Bonus   sation(1)    Award       SARs      Payouts    Compen-
          (a)                        ($)         ($)        ($)       ($)         (#)        ($)      sation
                           (b)       (c)         (d)        (e)       (f)         (g)        (h)        (i)
--------------------------------------------------------------------------------------------------------------
Robert J. Dickson         1995     200,000     83,118     72,963                 3,500
--------------------------------------------------------------------------------------------------------------
President and CEO         1994     205,284     55,632     55,065                 2,000
--------------------------------------------------------------------------------------------------------------
                          1993     170,000     35,100     45,391                 2,000
--------------------------------------------------------------------------------------------------------------


---------------------
    (1) Does not include earnings on prior years contributions to retirement plans.

                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------------
                            Individual Grants
-----------------------------------------------------------------------------
                                                                                   Potential Realizable Value      Alternative to
                                                                                     at Assumed Annual Rates        (f) and (g):
                                                                                   of Stock Price Appreciation       Grant Date
                                                                                       for Option Term(1)                Value
                                                                                   -----------------------------------------------
                                     Percent of
                                        Total
                                      Options/
                                        SARs
                     Options/        Granted to
                       SARs           Employees       Exercise or
                      Granted         in Fiscal       Base Price   Expiration                                        Grant Date
        Name            (#)             Year            ($/Sh)         Date          5% ($)          10% ($)       Present Value $
         (a)            (b)              (c)              (d)           (e)            (f)             (g)               (h)
----------------------------------------------------------------------------------------------------------------------------------
Robert J. Dickson      3,500            27.2             29.00         2005          44,688          113,239             N/A
President & CEO
==================================================================================================================================

                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                 OPTION/SAR VALUES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Value of
                                                                                    Number of                Unexercised
                                                                                   Unexercised              in-the-Money
                                                                                  Options/SARs              Options/SARs
                                                                               at Fiscal Year-End          at Fiscal Year-
                                                                                       (#)                     End ($)
                                                                               ----------------------------------------------------
              Name                    Shares                  Value
              (a)                   Acquired on            Realized(2)             Exercisable/              Exercisable/
                                   Exercise (#)                ($)                Unexercisable             Unexercisable
                                        (b)                    (c)                     (d)                       (e)
-----------------------------------------------------------------------------------------------------------------------------------
Robert J. Dickson                      2,029                 31,739               15,503/3,500                172,611/0
President and CEO
===================================================================================================================================

In the table above, the shares exercised were granted in 1988 and 1989 at the price of the stock at that time. Any shareholder who purchased stock at that time would have the same value realized in his/her holdings, depending on his/her tax bracket.

-------------------------

     (1)  After taxes using a 30% rate.

     (2)  After tax using a 30% rate.

                 BOARD COMPENSATION (PERSONNEL) COMMITTEE REPORT

In setting the compensation of the CEO, the Compensation Committee considers the performance of the Corporation versus peer group, the return to shareholders and a comparison level of compensation paid by other similar size financial Corporations. In setting Mr. Dickson's compensation, the compensation committee adhered to the above policies and in particular they took into consideration the Corporations increased profits and the increase in stock price.

                  COMPENSATION (PERSONNEL) COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

The following directors were members of the Personnel Committee (Compensation Committee) during 1995, some of which had loan transactions with the Bank during 1995, and had outstanding balances at year-end 1995 as follows:

Robert Dickson, Director, President & CEO               $       51
Edward D. Hansen, Director                                  48,762
William H. Lucas, Director                                 670,784
James H. Mulligan, Director                              2,556,266
Edward J. Novack, Director                                 231,572
Roy A. Robinson, Director                                      -0-

  The only director who is an officer of the Bank is Mr. Dickson. The above directors are not compensated for Personnel Committee meetings.

                            COMPENSATION OF DIRECTORS

Directors of the Corporation and Bank, except the President, are not salaried, but receive a fee of $1500.00 for each Bank Board Meeting attended and $12,500 annually for all Corporation Board Meetings. Directors do not receive a fee for Committee meetings. The Chairman of the Board receives an additional fee of $100.00 for each Bank Board meeting attended.

                        FIVE YEAR PERFORMANCE COMPARISON
                     TOTAL CUMULATIVE RETURN TO STOCKHOLDERS

The graph below provides an indicator of cumulative shareholders returns for the Corporation as compared with the S&P 500, and the Major Regional Banks (MRB) Index.(1)

---------------------------

     (1) This peer group comprises the largest regional banks in the United States, and all but three of the banks do not compete with Frontier, and the three banks that do compete with Frontier are much larger. Those banks that are members of the group are as follows: Banc One Corp, Bank of N.Y., Barnett Banks, Boatmen's Bancshares, Comerica Inc., Corestates Financial, First Bank Systems, First Interstate Bancorp, First Union Corp, Fleet Financial Group, Nationsbank Corp, Norwest Corp, PNC Bank Corp, Republic National, Suntrust Banks, U.S. Bankcorp, Bank of Boston, Keycorp, Mellon Bank Corp, National City Corp, and Wachovia Corp.

Base year 1989 = 100           1991        1992         1993         1994           1995
                               ----        ----         ----         ----           ----
S&P 500                        30.47%       7.62%       10.01%      -1.54%          37.58%
               Index          126.43      136.06       149.68      147.37          202.75

MAJOR REGIONAL BANKS           78.89%      27.34%        5.37%      -8.83%          57.53%
               Index          127.60      162.49       171.21      156.10          245.90

FFC                            10.00%      19.09%       37.50%      58.40%          20.80%
               Index          183.85      218.95       301.06      476.88          576.07

Assumes $100 invested on December 31, 1989 in FFC common stock, the S&P 500 index, and in the S&P Major Regional Banks Index((MRB).

                           MISCELLANEOUS TRANSACTIONS
                           WITH DIRECTORS AND OFFICERS

The Corporation's subsidiary has as banking customers many of the Corporation's directors and officers, as well as the businesses with which they are associated. All loans made to such persons and entities during the past year were made in the Bank's ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons. These loans do not involve more than a normal risk of collectability, nor do they present any other unfavorable feature.

                              FINANCIAL INFORMATION

The Corporation's 1995 Annual Report, which contains the Corporation's financial statements, is being sent to the shareholders with this Proxy Statement, and is hereby incorporated by reference in its entirety.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The independent public accounting firm of Moss Adams audited the Corporation's consolidated financial statements for the year 1995, and has been similarly engaged in 1996.

Representatives of Moss Adams are expected to be present at the Annual Meeting of Shareholders, and given the opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

                                 OTHER BUSINESS

The Board of Directors of the Corporation is not presently aware of any other business to come before the Annual Meeting, and as of the date of the preparation of this Proxy Statement, no shareholder has submitted to the Board any proposal to be acted on at the meeting. If any matters come before the meeting, not referred to in the enclosed Proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgement.

                            SHAREHOLDER PROPOSALS FOR
                               1997 ANNUAL MEETING

In order for shareholder proposals to be included in the 1997 proxy materials, and considered at the 1997 Annual Meeting of Shareholders, proposals must be received by the Secretary of the Corporation at the address shown on the Notice of Meeting no later than November 15, 1996.

IT IS EXTREMELY IMPORTANT THAT YOUR VOTE BE COUNTED AT THIS MEETING.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED, AND RETURNED IN THE ENCLOSED ENVELOPE, FOR WHICH POSTAGE HAS BEEN PAID. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                    By Order of the Board of Directors,


                                    /S/   JAMES F. FELICETTY
                                    -------------------------------
                                    James F. Felicetty, Secretary

The Corporation will furnish without charge to any shareholder submitting a written request, a copy of the Corporation's Form 10-K Annual Report for 1995 to the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be addressed to James F. Felicetty, Secretary, Frontier Financial Corporation, 332 S.W. Everett Mall Way/PO Box 2215, Everett, Washington 98203.

                                      PROXY

                This proxy is solicited by the Board of Directors

                         FRONTIER FINANCIAL CORPORATION
                  PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 15, 1996, hereby appoint Robert J. Dickson and Edward C. Rubatino, and each of them, proxies of the undersigned, with full power of substitution, to attend the 1996 annual meeting of the shareholders of the Corporation to be held at Everett Golf & Country Club, Everett, Washington, on Tuesday, April 16, 1996, at 7:30 p.m., and any adjournment or adjournments thereof, and thereat to vote as designated below, all of the shares of stock of the undersigned in the Corporation which the undersigned would be entitled to vote if personally present, as follows:

         (1)     To elect Directors to serve until the next annual meeting.

                      [ ] FOR ALL nominees listed below.

                      [ ] WITHHOLD AUTHORITY to vote for ALL nominees
                          listed below.

                      [ ] WITHHOLD AUTHORITY to vote for ANY INDIVIDUAL
                          nominee(s). To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list below.


                      Robert J. Dickson             J. Donald Regan
                      David A. Dujardin             Roger L. Rice
                      Edward D. Hansen              Roy A. Robinson
                      William H. Lucas              William J. Robinson
                      James H. Mulligan             Edward C. Rubatino
                      Alwyn L. Nelson               Arthur W. Skotdal
                      Edward J. Novack

         (2) In their discretion on any other matters properly coming before the meeting or any adjournments thereof.

This proxy will be voted as directed, or if no such direction is indicated, it will be voted in favor thereof.

                                              Dated: ____________________, 1996

                                                     __________________________

                                                     __________________________

Note: Please date, sign exactly as name or names appear hereon, and return in the enclosed pre-paid envelope. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a corporation, please give title as such.